News Release

PAE Completes Acquisition of Metis Solutions

FALLS CHURCH, Va., NOV. 23, 2020 – PAE (NASDAQ: PAE, PAEWW), a global leader in delivering smart solutions to the U.S. government and its allies, today announced that it has completed its acquisition of Metis Solutions Corporation. The transaction expands and builds scale in PAE's offerings for intelligence analysis, training and program support — high priority market areas of the U.S. government and allied nations.

PAE President and CEO John Heller commented:
“The acquisition of Metis strategically positions PAE with new and attractive customers and contract vehicles across the intelligence and defense communities. PAE, combined with Metis and the recently completed CENTRA Technology acquisition, significantly expands our capabilities across the intelligence and national security communities. These acquisitions deliver significant revenue growth potential as we obtain additional contract vehicles and further expand PAE’s diverse skillsets.”

In addition to the strategic market expansion attributes, the acquisition is expected to be accretive to organic revenue growth, adjusted EBITDA margins and free cash flow per share.

About PAE

For 65 years, PAE has tackled the world’s toughest challenges to deliver agile and steadfast solutions to the U.S. government and its allies. With a global workforce of approximately 20,000 on all seven continents and in approximately 60 countries, PAE delivers a broad range of operational support services to meet the critical needs of our clients. Our headquarters is in Falls Church, Virginia. Find us online at pae.com, on Facebook, Twitter and LinkedIn.

Forward-Looking Statements
This press release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our expectations and projections regarding the acquisition of Metis Solutions Corporation, our expectations and projections regarding the potential impact on our financial performance of the acquisitions of Metis Solutions Corporation and CENTRA Technology, Inc. PAE’s possible or assumed future results of operations, financial results, backlog, estimation of resources for contracts, strategy for and management of growth, expansion of the business into high growth and margin market areas, needs for additional capital, risks related to government contracting generally, including failures to properly manage projects and subcontractors, susceptibility to claims, litigation and other disputes, and risks related to public health crises. These forward-looking statements are based on PAE’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside PAE’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Forward-looking statements included in this release speak only as of the date of this release. PAE does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release except as may be required by the federal securities laws.
For investor inquiries regarding PAE:
Mark Zindler
Vice President Investor Relations
PAE
703-717-6017
mark.zindler@pae.com

For media inquiries regarding PAE:
Terrence Nowlin
Senior Communications Manager
PAE
703-656-7423
terrence.nowlin@pae.com